                   Volkswagen Credit Auto Master Owner Trust,
                                  Series 2000-1

--------------------------------------------------------------------------------

                  Distribution Date Statement: January 22, 2002

a. Aggregate Amount of Collections                                   $305,419,786.85
   Aggregate Amount of Non-Principal Collections                       $2,614,067.49
   Aggregate Amount of Principal Collections                         $302,805,719.36
   Pool Balance                                                      $764,765,666.73
   Residual Participation Amount                                     $264,765,666.73
   Excess Funding Account                                                      $0.00

b. Series Allocation Percentage                                              100.00%
   Floating Allocation Percentage                                             65.38%
   Principal Allocation Percentage                                               N/A

c. Total Amount Distributed on Series 2000-1                             $956,770.83

d. Amount of Such Distribution Allocable to Principal on 2000-1                $0.00

e. Amount of Such Distribution Allocable to Interest on 2000-1           $956,770.83

f. Noteholder Default Amount                                                   $0.00

g. Required Subordinated Draw Amount                                           $0.00

h. Noteholder Charge Offs                                                      $0.00
   Amounts of Reimbursements                                                   $0.00

i. Monthly Servicing Fee                                                 $637,304.72
   Noteholder Monthly Servicing Fee                                      $416,666.67

j. Controlled Deposit Amount                                                   $0.00

k. Series 2000-1 Invested Amount at end of period (Gross)            $500,000,000.00
   Outstanding Principal Balance                                     $500,000,000.00

l. Available Subordinated Amount                                      $70,556,988.78

m. Carry-over Amount                                                           $0.00

n. Reserve Account Balance                                             $1,750,000.00

o. Principal Funding Account Balance                                           $0.00
   Yield Supplement Account Balance                                    $1,750,000.00

VW CREDIT, INC. - SERVICER                                                Page 1
17-Jan-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

TRANSACTION SUMMARY
-------------------

                                                              From               To     Days
                                                              ----               --     ----
Current Interest Period                                    12/20/2001         1/21/2002  33

Series Allocation Percentage                                         100.00%

Initial Principal Balance                                    $500,000,000.00
Outstanding Principal Balance                                $500,000,000.00
Principal Balance of Receivables for Determination Date      $734,709,565.41
Amount Invested in Receivables on Series Issuance Date       $500,000,000.00
Initial Invested Amount                                      $500,000,000.00
Invested Amount at the Beginning of Period                   $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)       $500,000,000.00
Required Subordinated Amount                                  $70,556,988.78
Excess Funding Account                                                 $0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)  $500,000,000.00
Available Subordinated Amount (previous period)               $73,915,945.92

Incremental Subordinated Amount (previous period)             $25,970,740.44

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                       $1,750,000.00
Yield Supplement Account Beginning Balance                     $1,750,000.00
Yield Supplement Account Required Amount                       $1,750,000.00

Reserve Account Initial Deposit                                $1,750,000.00
Reserve Account Required Amount                                $1,750,000.00
Reserve Account Beginning Balance                              $1,750,000.00

Outstanding Carryover Amount - Beginning Balance                       $0.00
Withdrawal from Yield Supplement Account                               $0.00
Outstanding Carryover Amount - Ending Balance                          $0.00
Yield Supplement Account Balance - Ending Balance              $1,750,000.00
Yield Supplement Account Deposit Amount                                $0.00

Withdrawal from Reserve Account                                        $0.00
Reserve Account Ending Balance                                 $1,750,000.00

Reserve Account  Deposit Amount                                        $0.00

1-month LIBOR Rate (annualized)                                   1.9325000%
Certificate Coupon (annualized)                                      2.0875%
Prime Rate (annualized)                                           4.7500000%
Servicing Fee Rate (annualized)                                       1.000%
Excess Spread                                                     1.4625000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                      $694,891,811.08
Pool Balance at the Ending of Period                         $764,765,666.73
Average Aggregate Principal Balance                          $729,828,738.91
Aggregate Principal Collections                              $302,805,719.36
New Principal Receivables                                    $372,679,575.01
Receivables Added for Additional Accounts                              $0.00
Noteholder Default Amount                                              $0.00
Net Losses                                                             $0.00
Noteholder Charge-offs                                                 $0.00
Miscellaneous Paymnets (Adjustments and Transfer deposit               $0.00
amounts)
Non-Principal Collections & Inv. Proceeds treated as                   $0.00
Available Noteholder Principal Collections
Monthly Interest Accrued, but not paid                                 $0.00
Ineligible Receivables                                                 $0.00
Excess Funding Account at Date of Determination                        $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts             $0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                  $0.00
Spread Over/Under Prime for Portfolio                                 -0.20%
Weighted Average Interest Rate                                         4.55%
Previously waived Monthly Servicing Fee                                $0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                 0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                 $32,308,523.97
Used Vehicle Percentage                                                   4.225%
Used Vehicle Percentage During Last Collection Period                     4.626%
Early Amortization Event?                                         NO
Largest Dealer or Dealer Affiliation Balance                      $35,746,328.92
Largest Dealer Percentage                                                 5.144%
Aggregate Principal Amount of Receivables of Dealers over 2%      $31,559,205.85

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                  $305,419,786.85
Aggregate Amount of Non-principal Collections (including           $2,614,067.49
insurance proceeds & rebates)
Investment Proceeds                                                    $6,174.96
Aggregate Amount of Principal Collections                        $302,805,719.36
Asset Receivables Rate                                                    2.464%
Use Asset Receivables Rate?                                           NO
Carryover Amount (this Distribution Date)                                    N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                 41.49%
Previous Collection Period Monthly Payment Rate                      52.80%
Monthly Payment Rate 2 collection periods ago                        60.37%
3-month Average Payment Rate                                         51.55%
Early Amortization Event?                                             NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                              YES
Last Day of Revolving Period                                          N/A
Invested Amount as of Last Day of Revolving Period                    N/A
Accumulation Period Length (months)                                   N/A
First Accumulation Date                                              TO BE DETERMINED

Expected Final Payment Date                                           N/A
Required Participation Percentage                                   104.00%
Principal Funding Account Balance                                          $0.00

Principal Payment Amount                                                   $0.00
Controlled Accumulation Amount                                             $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.  Monthly Noteholder Interest Distribution                         $956,770.83
2.  Noteholder Monthly Servicing Fee Distribution                    $416,666.67
3.  Reserve Account Deposit Amount Distribution                            $0.00
4.  Noteholder Default Amount Distribution                                 $0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series                     $0.00
    Allocable Misc Pmts)
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount         $0.00
6.  Outstanding Carryover Amount Distribution                              $0.00
7.  Yield Supplement Account Deposit Amount Distribution                   $0.00
8.  Previuosly waived Monthly Servicing Fee Distribution                   $0.00
                                                                           -----
            Excess Servicing                                         $335,626.86
DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                          $0.00
Required Subordinated Draw Amount                                          $0.00
EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                  $0.00
Additions in connection with a reduction in Receivables                    $0.00
Transfers to Principal Funding Account                                     $0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
17-Jan-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

                        Collections             Accrual      Distribution
                      ---------------          ---------   ----------------
From:                   20-Dec-01
To:                     21-Jan-02
Days:                          33

LIBOR Rate             1.9325000%
(1 month)

Series #                    1         Active
VCI Rating:                N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD

                       Series                                       Required             Required              Outstanding
Series Series        Allocation   Invested        Subordinated    Participation        Participation             Note
Number Name          Percentage    Amount            Amount         Percentage            Amount                Balance
------ ----          ----------    ------            ------         ----------            ------                -------
       Trust                    $500,000,000.00  $70,556,988.78         N/A           $590,556,988.78
     1 Series 2000-1   100.00%  $500,000,000.00  $70,556,988.78       104.00%         $590,556,988.78       $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
17-Jan-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                                          EXCESS SPREAD CALCULATION
---------------                                                                          -------------------------
Initial Invested Amount                     $500,000,000.00                       Weighted Average Rate Charged to Dealers 4.550%
Invested Amount                             $500,000,000.00                       LIBOR                                    1.933%
Controlled Accumulation Amount                        $0.00                       Note Rate (LIBOR+15.5 b.p.)              2.088%
Required Subordinated Amount                 $70,556,988.78                       Servicing Fee Rate                       1.000%
Annualized Servicing Fee Rate                         1.00%                       Investor Net Losses                      0.000%
                                                                                                                           ------
First Controlled Accumulation Date         TO BE DETERMINED                       Excess Spread                            1.463%
Accumulation Period Length (months)            N/A
Expected Final Payment Date                    N/A
Initial Settlement Date                           10-Aug-00
Required Participation Percentage                   104.00%
Subordinated Percentage                             9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------

                                                                                       Required              Excess
                                              Series 2000-1            Invested       Subordinated           Funding
Principal Receivables                            Total                 Amount           Amount               Amount
---------------------                            -----                 ------           ------               ------

Series Allocation Percentage                    100.00%
Beginning Balance                           $500,000,000.00       $500,000,000.00     $70,556,988.78          $0.00
  Floating Allocation Percentage                 65.38%                65.38%
  Principal Allocation Percentage                 N/A                   N/A

Principal Collections                       $302,805,719.36       $302,805,719.36                N/A            N/A
New Principal Receivables                   $372,679,575.01       $372,679,575.01                N/A            N/A
Principal Default Amounts                             $0.00                 $0.00                N/A            N/A
Receivables Added for Additional Accounts             $0.00                 $0.00                N/A            N/A
Controlled Deposit Amount                             $0.00                   N/A                N/A            N/A

"Pool Factor"                                                       100.00000000%

Ending Balance                              $500,000,000.00       $500,000,000.00     $70,556,988.78          $0.00
  Floating Allocation Percentage                 65.38%                65.38%


Non-Principal Receivables
-------------------------

Non-Principal Collections                     $1,709,064.36
Recoveries on Receivables Written Off                 $0.00
Investment Proceeds                               $6,174.96

VW CREDIT, INC. -- SERVICER                                               Page 4
17-Jan-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                                          Current                                    Previous
----------------------------------                                          -------                                    --------
Available Subordination Amount (Previous)                              $73,915,945.92                               $75,733,548.10
  Required Subordination Draw Amount                                            $0.00                                        $0.00
  Reserve Account Funds to Noteholder Default Amount                            $0.00                                        $0.00
Non-principal Collections & Inv. Proceeds treated as                            $0.00                                        $0.00
Available Noteholder Principal Collections                                      -----                                        -----
(1) Subtotal                                                           $73,915,945.92                               $75,733,548.10
(2) Subordination Percentage* Series 2000-1 Invested Amount            $47,945,205.48                               $47,945,205.48

(a) lower of (1) or (2)                                                $47,945,205.48                               $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                           $0.00                                        $0.00
(c) Incremental Subordinated Amount                                    $22,611,783.30                               $25,970,740.44
(d) Payments from Excess Funding Account to Residual Interestholder             $0.00                                        $0.00

Available Subordinated Amount                                          $70,556,988.78                               $73,915,945.92

  Overconcentration Amount                                             $31,559,205.85                               $32,935,510.12

Beginning Reserve Account Balance                                       $1,750,000.00                                $1,750,000.00
Reserve Account Required Amount                                         $1,750,000.00                                $1,750,000.00
Withdrawal from Reserve Account                                                 $0.00                                        $0.00
Reserve Account Deposit Amount                                                  $0.00                                        $0.00
Ending Reserve Account Balance                                          $1,750,000.00                                $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                     $2,614,067.49                                $2,788,444.25
  Noteholder Non-Principal Collections                                  $1,709,064.36                                $2,006,387.33
  Residual Interestholder Non-Principal Collections                       $905,003.13                                  $782,056.92
Investment Proceeds                                                         $6,174.96                                    $6,793.18
Reserve Fund Balance                                                    $1,750,000.00                                $1,750,000.00
                                                                        --------------                               -------------
Total Non-Principal Available                                           $4,370,242.45                                $4,545,237.43

Interest Shortfall                                                              $0.00                                        $0.00
Additional Interest                                                             $0.00                                        $0.00
Carry-over Amount                                                               $0.00                                        $0.00
Carry-over Shortfall                                                            $0.00                                        $0.00
Additional Interest on Carry-over Shortfall                                     $0.00                                        $0.00

Monthly Servicing Fee                                                     $637,304.72                                  $579,076.51
Noteholder Monthly Servicing Fee                                          $416,666.67                                  $416,666.67